UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Dabeilu, Shiqiao, Panyu,
Guangzhou,
Guangdong, China 511400
(Address of principal executive offices) (Zip Code)

(86) 20-3999-0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 19, 2009, the Board of Directors of Subaye, Inc. (the “Company”) adopted a Code of Business Ethics and Controls (the “Code of Ethics”) for the Company, approved and authorized the establishment of the Audit, Compensation and Corporate Governance and Nominating Committees, and approved and authorized the adoption of the charter documents for each committee.

All three committees are comprised solely of the Company’s independent directors.  The Audit Committee is comprised of Larry Schafran (Chair), Jinliu Deng and Qimei Liu.  The Compensation Committee consists of Qimei Liu (Chair), Larry Schafran and Jinliu Deng.  The Corporate Governance and Nominating Committee consists of Jinliu Deng (Chair), Qimei Liu and Larry Schafran.

The Code of Ethics and each of the charters for the Audit, Compensation, and Corporate Governance and Nominating Committees are included as Exhibits 14, 99.1, 99.2, and 99.3 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted November 19, 2009.

99.1	Audit Committee Charter, adopted November 19, 2009.

99.2	Compensation Committee Charter, adopted November 19, 2009.

99.3	Corporate Governance and Nominating Committee Charter, adopted November 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2009

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name:	Zhiguang Cai
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted November 19, 2009.

99.1	Audit Committee Charter, adopted November 19, 2009.

99.2	Compensation Committee Charter, adopted November 19, 2009.

99.3	Corporate Governance and Nominating Committee Charter, adopted November 19, 2009.